                                                                     EXHIBIT (j)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration
Statement on Form N-1A of our report dated May 16, 2007, relating to the financial statements and financial highlights which appear in the March 31, 2007
Annual Report to Shareholders of the Capital Preservation Fund and Government
Agency Money Market Fund; and our report dated May 17, 2007, relating to the financial statements and financial highlights which appear in the March 31, 2007
Annual Report to Shareholders of the Ginnie Mae Fund, Government Bond Fund,
Inflation-Adjusted Bond Fund, and Short-Term Government Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Independent
Registered Public Accounting Firm" and "Financial Statements" in such
Registration Statement.

/s/ PricewaterhouseCoopers LLP

Kansas City, Missouri
July 23, 2007